                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) September 17, 2003

                            UNITED TRUST GROUP, INC.
             (Exact Name of Registrant as specified in its charter)

      ILLINOIS                     0-16867                   37-1172848
(State or other Juris-          (Commission               (I.R.S. Employer
diction of incorporation       File Number)            identification No.)

                            5250 SOUTH SIXTH STREET
                                 P.O. BOX 5147
                             SPRINGFIELD, IL 62705

          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code (217)-241-6300

                                 Not Applicable
         (Former name or former address, if changed since last report)

ITEM 5.  Other Events and Regulation FD Disclosure

On  September  17, 2003,  the Board of  Directors  of United  Trust Group,  Inc.
("UTG") approved a resolution amending the Company's Employee and Director Stock
Purchase Plan (the "Plan") originally  established in 2002. The amendment was in response to Statement of Financial  Accounting Standards No. 150 "Accounting for
Certain  Financial  Instruments  with  Characteristics  of both  Liabilities and
Equity" which generally  becomes  effective for entities at the beginning of the first interim period  beginning  after June 15, 2003.  FAS 150 contained,  among other  matters,  new guidance on the accounting  treatment of various  financial instruments issued in the form of shares that embody  unconditional  obligations of the  issuer  to  redeem  the  instruments  by  transferring  its  assets at a specified  or  determinable  date or dates or upon an event  that is  certain to occur. The original plan contained such a provision, whereby UTG was required to repurchase  shares issued under the plan upon the  termination  of employment or death of the plan  participant.  Under the FAS 150  guidance,  such a  financial instrument would be classified as a liability rather than equity.  The amendment made to the plan changed these  mandatory  redemption  provisions to comply with the new rules and maintain an equity treatment status. Included with this filing as Exhibit  99.1 is the United  Trust Group,  Inc.  Employee and Director  Stock
Purchase Plan as amended including the associated exhibits of Notice of Offering and  Subscription  Agreement  and Amended and  Restated  Stock  Restriction  and
Buy-Sell Agreement.

ITEM 7.  Financial Statements and Exhibits

The following exhibits are included with this 8K filing:

Exhibit Number    Description                                    Page

99.1              United Trust Group, Inc.
                  Employee and Director Stock Purchase Plan       4

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                            UNITED TRUST GROUP, INC.
                                  (Registrant)

                                            By:  /s/ Randall L. Attkisson
                                                  Randall L. Attkisson
                                                  President , Chief Operating
                                                   Officer and Director

                                            By:  /s/ Theodore C. Miller
                                                  Theodore C. Miller
                                                  Senior Vice President and
                                                   Chief Financial Officer

Date:  September 18, 2003